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                                                                   EXHIBIT 99(a)


                             ABINGTON BANCORP, INC.
                              536 Washington Street
                          Abington, Massachusetts 02351

                                 REVOCABLE PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                             ___________, ___, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of Abington Bancorp, Inc. ("Abington"), hereby appoints James P. McDonough and Robert M. Lallo, and each of them, as Proxies of the undersigned, each with the full power to appoint his substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Abington common stock which the undersigned is entitled to vote at the annual meeting of shareholders to be held at _________________________, Massachusetts, on _________ __, 2002, at [_____],
Eastern Time, or any adjournment or postponement thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         Shares of Abington common stock will be voted as specified. Unless otherwise specified, this proxy will be voted "FOR" the proposal to approve the issuance of shares of Abington common stock in the merger of Massachusetts Fincorp, Inc. with a wholly owned subsidiary of Abington, "FOR" the nominees for director set forth herein and "FOR" the proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies on the proposal to approve the issuance of shares in the merger. If any other matter is properly presented at the annual meeting of shareholders, the proxy will be voted in accordance with the judgment of the persons appointed as proxies.

         A shareholder wishing to vote in accordance with the board of directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the proxies unless this proxy card is signed and returned.

         IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

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         PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

Abington Bancorp, Inc.                                 I plan to attend
536 Washington Street                                     the meeting
Abington, Massachusetts 02351                                 [ ]



1. Proposal to approve the issuance of shares of Abington common stock in the merger of Massachusetts Fincorp, Inc. with a wholly owned subsidiary of Abington Bancorp, Inc.

                  FOR                 AGAINST               ABSTAIN
                  [ ]                   [ ]                   [ ]


2. Proposal to elect James P. McDonough, Gordon N. Sanderson, Wayne P. Smith and Jeffrey Stone as a director of Abington for a three-year term expiring in 2005:

                    FOR all                      WITHHOLD AUTHORITY
               Nominees (except as                 to vote for all
             marked to the contrary                   nominees
                    herein)
                     [ ]                                 [ ]


     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

3. Proposal to adjourn the annual meeting to a letter date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of Abington common stock in the merger.

                  FOR                 AGAINST               ABSTAIN
                  [ ]                   [ ]                   [ ]


4. In their discretion, upon any other matter that may properly come before the annual meeting of shareholders or any postponement or adjournments thereof.

     The board of directors of Abington recommends a vote "FOR" approval of the issuance of shares of Abington common stock in the merger, "FOR" its nominees for election as directors and "FOR" the proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies on the proposal to approve the issuance of shares of Abington common stock in the merger. Such votes are hereby solicited by the board of directors.



                                        Dated:
                                              ----------------------------------



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                                        Signature:
                                                  ------------------------------

                                        Signature:

                                                  ------------------------------
                                                           (print name)

                                        IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                        NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.










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